UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 16, 2016

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Mark D. Weaver was appointed Vice President, Corporate Controller, effective December 12, 2016. Mr. Weaver has been designated as the Company’s Principal Accounting Officer.

Mr. Weaver, age 56, has over 30 years of financial and accounting leadership experience covering a diverse set of industries. Mr. Weaver most recently served as a Finance and Accounting Consultant for Resources Global Professionals. From 2011 to 2014, Mr. Weaver was Chief Accounting Officer and Vice President, US GAAP Reporting and Compliance at NXP Semiconductors N.V. (NASDAQ), a global semiconductor company. From 2007 until 2011, Mr. Weaver served as Principal Accounting Officer, Vice President and Controller of Orleans Homebuilders, Inc. (NYSE). Prior to Orleans, Mr. Weaver served as Vice President and Corporate Controller at Agere Systems, Inc. (NYSE), a global manufacturer and designer of semiconductors for computing and communications applications. Before Agere, Mr. Weaver served 18 years at Nabisco Holdings Corp., an international packaged foods company, where he held various financial and accounting positions.

Mr. Weaver is a Certified Public Accountant and earned a Masters of Business Administration in Finance from Fairleigh Dickenson University. He also has a Bachelors of Science in Accounting from Kings College.

Pursuant to the terms of an Offer Letter dated as of November 22, 2016 between the Company and Mr. Weaver, Mr. Weaver will receive (1) an annual base salary of $185,000; (2) an annual cash incentive bonus based upon criteria established by the Company’s Board of Directors at a target level of 25% of base salary; (3) an annual restricted stock grant, subject to three-year vesting, 50% of which shall be subject to time-based vesting and 50% of which shall be subject to performance-based vesting as determined by the Company’s Board of Directors; (4) a signing bonus of $10,000, and (5) customary benefits including paid time off. Mr. Weaver will be eligible to receive three months of severance pay for a termination without cause and up to six months of severance pay as a result of a change of control where no position is available. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer letter, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference. Mr. Weaver and the Company also entered into an Indemnity Agreement substantially in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 29, 2009.

There are no family relationships between Mr. Weaver and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Weaver has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Weaver and any other persons pursuant to which he was selected as an officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, effective December 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: December 16, 2016	By:	/s/ Peter D. Aquino
Peter D. Aquino
Chief Executive Officer